Exhibit 99.1

EXECUTIVE RETENTION AGREEMENT

THIS EXECUTIVE RETENTION AGREEMENT (the "Agreement") is made as of May 23, 2011 by and between Carrollton Bank and Carrollton Bancorp and Gary M. Jewell ("Employee"), collectively "the parties."

WHEREAS, Carrollton Bank ("Bank") is a wholly owned subsidiary of Carrollton Bancorp ("CB") and CB desires the Bank to enter into this Agreement.

WHEREAS, Employee has been employed as Senior Vice President/Electronic Banking by the Bank;

WHEREAS, Employee receives an annual salary of $165,000;

WHEREAS, CB and the Bank desire to provide Employee with certain assurances and incentives for Employee to remain in the employ of the Bank in his position;

WHEREAS, the Employment Agreement will remain in effect pursuant to the terms thereof and nothing in this agreement is intended by the parties as a modification of the Employment;

WHEREAS, in exchange for the promise of certain retention benefits, Employee agrees to be bound by principles of strict confidentiality and the covenants set forth below; and

WHEREAS, Employee will receive the benefits promised in this Agreement in exchange for his promise to release CB and the Bank, at the time of his termination of employment, from any and all claims which he has or may have, upon the terms and conditions set forth in this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. The Recitals above are incorporated and restated herein.

2. Employment. Employee reports directly to the Bank's Chief Executive Officer. Employee manages or oversees the Bank's automatic teller machine network, debit card services, internet and online banking services and point of sale transactions. Employee manages personnel assigned to the above.

3. Retention Benefits.

(a) In consideration of Employee's execution of this Agreement and his agreement to be legally bound by its terms, subject to Section 4 and 5 below and provided Employee, prior to the grant of shares described in Section 3(a)(i) of this Agreement, is not terminated for cause, as defined in the Employment Agreement, or voluntarily terminates his employment, CB agrees to provide Employee the Retention Benefits as defined in Paragraph 3 (a) (i) of this Agreement.

(i) A grant of Ten Thousand (10,000) shares of restricted common stock of CB ("Awarded Shares"). The Awarded Shares shall vest and any restriction legend shall be removed on February 28, 2013 ("Restriction Period"); provided that the Restriction Period for such Awarded Shares shall be accelerated and shall immediately vest and any legend shall be removed immediately prior to the effective date of a merger or sale of CB and/or the Bank.

(ii) In the event Employee's employment is voluntarily terminated by employee or is terminated by the Bank for Cause (as that term is defined in Section 3(c) of the Employment Agreement), any portion of the Awarded Shares that is not vested on the date of termination shall, automatically and without need of any further action by any person or entity, (i) cease to be owned by Employee, (ii) revert to CB, (iii) be cancelled, and (iv) return to the status of authorized but unissued stock of CB (collectively, "Revert") immediately upon such date. Neither Employee nor any successor, heir, assign, or personal representative of Employee, shall thereafter have any further rights or interest in such Awarded Shares that Revert back to CB.

(b) Any tax liability for the Retention Benefits shall be the responsibility of the Employee. The Retention Benefits shall be in addition to any compensation or benefits Employee might have received under the Bank's policies or according to practice or the parties' prior agreement(s).

4. General Release by Employee. CB's obligation to pay Retention Benefits pursuant to Section 3 shall be conditioned upon receipt of a release from Employee, releasing and forever discharging CB and the Bank, their affiliated organizations, officers, directors, agents, employees, successors and assigns (collectively the "Released Parties") from any and all causes of action, lawsuits and claims of any nature arising out of employment, termination thereof or being an officer with CB or the Bank which Employee may then have, have had or claim to have as of the date of signing the release, whether known or unknown at this or that time except as may arise under the terms of the Employment Agreement. The release will include, but not be limited to: (i) any and all rights under federal, state or local law prohibiting discrimination in employment on the basis of age, sex, religion, color, national origin, marital status, sexual orientation, disability or race; (ii) any and all claims growing out of any written or oral agreements restricting Bank's right to terminate Employee's at-will employment; and (iii) any written or oral agreements entitling Employee to payment of any other benefits, including but not limited to bonuses, commissions, or any other payments. Employee will further agree never to institute against any and all of the Released Parties any complaint, suit or charge with respect to any alleged claims or actions that may have existed on or before the date of the release, and excepting only claims against CB or the Bank relating to its obligations under this Agreement to pay the Retention Benefits and any earned compensation pursuant to applicable wage payment law.

5. Review and Consultation; Knowing and Voluntary. Employee acknowledges that he has had an opportunity to consult with an attorney regarding this Agreement before executing this Agreement. Employee acknowledges that he fully and completely understands the terms of this Agreement and their significance and that he accepts those terms and enters into this Agreement knowingly, voluntarily and without undue influence or duress, thereby binding himself, his heirs, successors, personal representatives and assigns.

6. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Maryland without giving effect to any conflict of laws provisions.

7. Litigation Expenses. In the event of a lawsuit by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs, expenses and attorney's fees from the other party.

8. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the CB or the Bank:	Robert A. Altieri
Chief Executive Officer
Carrollton Bank
P.O. Box 1391
Baltimore, MD 21203

With a required copy to:	Frank C. Bonaventure, II.
Ober I Kaler
100 Light Street
Baltimore, MD 21202

If to Employee, to:	Gary M. Jewell
2425 Autumn Way Baltimore, MD 21234

9. Entire Agreement; Contents of Agreement. This Agreement supersedes all prior agreements between the parties hereto and sets forth the entire understanding among the parties hereto with respect to the subject matter hereof. Further, this Agreement cannot be changed, modified, extended or terminated except upon written amendment executed by Employee and approved by the Boards of Directors of CB and the Bank and executed on behalf of CB and the Bank by their duly authorized officers. Without limitation, Employee acknowledges that the effect of this provision is that no oral modifications of any nature whatsoever to this Agreement shall be permitted.

10. Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Employee.

11. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

12. Remedies Cumulative; No Waiver. No remedy conferred upon CB or the Bank by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by CB or the Bank in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by CB or the Bank from time to time and as often as may be deemed expedient or necessary by CB or the Bank in their sole discretion.

13. Miscellaneous. All section headings are for convenience only.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

CARROLLTON BANK

By: /s/Robert A. Altieri
Name: Robert A. Altieri
Title:   Chief Executive Officer

CARROLLTON BANCORP

By: /s/Albert R. Counselman
Name: Albert R. Counselman
Title:  Chairman of the Board of Directors

EMPLOYEE

By: /s/Gary M. Jewell
Name: Gary M. Jewell